Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 3 to this Registration Statement on Form S-1 [File No. 333-180449] of our report dated March 29, 2012, relating to our audits of the consolidated financial statements of ADMA Biologics, Inc. and Subsidiary as of December 31, 2011 and 2010 and for the years then ended.  We also consent to the reference to our Firm under the caption “Experts.”

/s/ J.H. Cohn LLP

Roseland, New Jersey
June 29, 2012